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Exhibit 107.1

Calculation of Filing Fee Table

424H

(Form Type)

American Express Receivables Financing Corporation III LLC (Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset-Backed Securities	Asset-Backed Certificates	457(s)	$3,000,000,000	100%	$3,000,000,000(2)	$110.20 per million	$330,600.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$3,000,000,000		$330,600.00
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$330,600.00(3)
	Net Fee Due							$0.00

(1)    The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the registration statement of which this prospectus forms a part (File Nos. 333-263871 and 333-263871-01), which was initially filed on March 25, 2022 and became effective on August 2, 2022 (as amended, the “Registration Statement”).

(2)    Estimated solely for the purposes of calculating the registration fee.

(3)    A registration fee of $551,000.00 was previously paid in connection with the preliminary prospectus filed by the depositor pursuant to Rule 424(h) on October 24, 2022 (the “Previous Rule 424(h) Filing”), which filing forms a part of the Registration Statement, corresponding to $5,000,000,000.00 of Asset-Backed Securities that remained unsold following the completion of the offering related to the Previous Rule 424(h) Filling. $330,600.00 of such previously paid registration fee corresponding to 3,000,000,000 of the unsold securities will be offset against the registration fee due in connection with the total offering amount.

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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 and 333-263871-01	October 24, 2022		$330,600.00	Asset- Backed Securities	Asset-Backed Certificates		$3,000,000,000
Fee Offset Sources	American Express Receivables Financing Corporation III LLC	424(h)	333-263871 and 333-263871-01		October 24, 2022						$551,000.00

(4)    The Registrant has completed the offering related to the Previous Rule 424(h) Filing. $5,000,000,000 of Asset-Backed Securities that were registered thereunder remained unsold, for which a filing fee of $551,000.00 was previously paid on October 24, 2022. $330,600.00 of such previously paid filing fee corresponding to $3,000,000,000 of the unsold securities will be claimed as offset against the registration fee due in connection with the total offering amount.